UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2018 (June 5, 2018)
EL POLLO LOCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36556	20-3563182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Blvd., Suite 100, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07  Submission of Matters to a Vote of Security Holders.
On June 5, 2018, El Pollo Loco Holdings, Inc. (the “Company”), held its 2018 annual meeting of stockholders. Of 38,636,038 shares of common stock outstanding and entitled to vote as of April 12, 2018, the record date for the annual meeting, 36,291,410 shares were present in person or represented by proxy, or 94%, constituting a quorum. At the annual meeting, stockholders elected each of three director nominees, ratified the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for 2018 and approved the Company’s 2018 Omnibus Equity Incentive Plan. A description of each proposal and its voting results is set forth below.
1.	Election of directors
Proposal 1 was the election of three nominees to serve as Class I directors until the 2021 annual meeting or until their successors are duly elected and qualified. The result of the vote was as follows:
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bernard Acoca	27,573,587	416,343	8,301,480
Michael G. Maselli	25,196,071	2,793,859	8,301,480
Carol (“Lili”) Lynton	25,781,592	2,208,338	8,301,480
2.	Ratification of accountant appointment
Proposal 2 was the ratification of the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for 2018. The result of the vote was as follows:
Votes For	Votes Against	Abstentions
35,631,799	427,928	231,638
3.	Approval of the 2018 Omnibus Equity Incentive Plan
Proposal 3 was the approval of the Company’s 2018 Omnibus Equity Incentive Plan, which was adopted by the Company’s board of directors on April 21, 2018 and would become effective on the date approved by the Company’s stockholders. The result of the vote was as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
27,276,713	660,641	52,576	8,301,480

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.
(Registrant)

Date: June 7, 2018

/s/ Laurance Roberts
Laurance Roberts Chief Financial Officer

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